Filed Pursuant to Rule 424(b)(5)
Registration No. 333-181781

Prospectus Supplement

(To Prospectus dated June 14, 2012)

$50,000,000

Common Stock

We have entered into a sales agreement with Cantor Fitzgerald & Co. relating to shares of our common stock offered by this prospectus supplement. In accordance with the terms of the sales agreement, we may offer and sell through this prospectus supplement shares of our common stock having an aggregate offering price of up to $50,000,000 from time to time through Cantor Fitzgerald & Co., as our sales agent.

Sales of our common stock, if any, under this prospectus supplement may be made in sales deemed to be “at-the-market” equity offerings as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through the NASDAQ Global Select Market, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or any other method permitted by law, including in privately negotiated transactions. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

We will pay Cantor Fitzgerald & Co. a fixed commission rate equal to 3% of the gross sales price per share sold. In connection with the sale of our common stock on our behalf, Cantor Fitzgerald & Co. will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor Fitzgerald & Co. will be deemed to be underwriting commissions or discounts. Subject to the terms of the sales agreement, Cantor Fitzgerald & Co. will use its commercially reasonable efforts to sell on our behalf any shares to be offered under the sales agreement, consistent with its normal trading and sales practices, on mutually agreed terms between Cantor Fitzgerald & Co. and us.

Under the terms of the sales agreement, we also may sell shares of our common stock to Cantor Fitzgerald & Co., as principal for its own account, at a price agreed upon at the time of sale. If we sell shares to Cantor Fitzgerald & Co., as principal, we will enter into a separate terms agreement with Cantor Fitzgerald & Co., and we will describe such agreement in a separate prospectus supplement or pricing supplement.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “AFFX.” The last recorded sale price of our common stock on the NASDAQ Global Select Market on November 17, 2014 was $9.29 per share.

Investing in our common stock involves a high degree of risk. You should carefully consider all of the information set forth in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference in this prospectus supplement before deciding to invest in our common stock. See “Risk Factors” beginning on page S-3 of this prospectus supplement and in the documents incorporated by reference in the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of our common stock, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

November 18, 2014

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading “Where You Can Find More Information and Incorporation by Reference.”

Unless expressly stated or the context otherwise requires, the terms “we,” “our,” “us,” “the company” and “Affymetrix” refer to Affymetrix, Inc., a Delaware corporation, and its consolidated subsidiaries. Currency amounts in this prospectus supplement are stated in U.S. dollars.

This prospectus supplement, the accompanying prospectus and any issuer free writing prospectus may be used only for the purpose for which they have been prepared. No one is authorized to give information other than that contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus and any issuer free writing prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

We are not, and the underwriters are not, making an offer to sell the common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since such dates. Neither this prospectus supplement nor the accompanying prospectus or any issuer free writing prospectus constitutes an offer, or a solicitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any of the common stock and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

FORWARD-LOOKING STATEMENTS

All statements included or incorporated by reference in this prospectus supplement that are not historical are “forward-looking statements” within the meaning of Section 27A of the Securities Act, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act, as amended (the “Exchange Act”) including statements regarding our “goals,” “expectations,” “beliefs,” “intentions,” “strategies” and the like. Such statements are based on our current expectations and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Actual results or business conditions may differ materially from those projected or suggested in such forward-looking statements as a result of various factors, including, but not limited to risk factors incorporated by reference under Part I, Item 1A of our Quarterly Report on Form 10-Q for the three months ended September 30, 2014 and Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2013; and other factors described elsewhere in this prospectus supplement or in our current and future filings with the Securities and Exchange Commission (“SEC”).

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or risks. New information, future events or risks may cause the forward-looking events we discuss in this prospectus supplement not to occur. You should consider any forward-looking statements in light of this explanation, and we caution you about relying on forward-looking statements.

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SUMMARY

The following summary highlights certain information contained elsewhere in this prospectus supplement and the accompanying prospectus or in the documents incorporated by reference herein. It may not contain all of the information that you should consider before investing in the common stock. For a more complete discussion of the information you should consider before investing in the common stock, you should carefully read this entire prospectus supplement, the accompanying prospectus and the incorporated documents.

Our Business

We are a provider of life science products and molecular diagnostic products that enable parallel analysis of biological systems at the gene, protein and cell level. We sell our products to genomic research centers, academic institutions, government and private laboratories, as well as pharmaceutical, diagnostic and biotechnology companies. Over 65,000 peer-reviewed papers have been published based on work using our products. We have approximately 1,100 employees worldwide and maintain sales and distribution operations across the United States, Europe, Latin America and Asia.

Risk Factors

An investment in our common stock involves risk. You should carefully consider the information set forth in the section of this prospectus supplement entitled “Risk Factors” beginning on page S-3, as well as other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding whether to invest in our common stock.

Other Information

We were incorporated in California in 1992 and reincorporated in Delaware in 1998. Our principal executive offices are located at 3420 Central Expressway, Santa Clara, CA 95051. Our telephone number is (408) 731-5000. We maintain a website at www.affymetrix.com where general information about us is available. Investors can obtain copies of our filings with the SEC from this site free of charge, as well as from the SEC website at www.sec.gov. We are not incorporating the contents of our website into this prospectus supplement and the accompanying prospectus.

THE OFFERING

Issuer	Affymetrix, Inc., a Delaware corporation.

Common Stock Offered	Shares of common stock, par value $0.01 per share, having an aggregate offering price of up to $50,000,000.

Manner of Offering	“At-the-market” offering that may be made from time to time through our sales agent, Cantor Fitzgerald & Co. See “Plan of Distribution” in this prospectus supplement.

Use of Proceeds	We currently intend to use the net proceeds from the sale of our common stock pursuant to the sales agreement, if any, for working capital and general corporate purposes, which may include acquisitions and investments. See “Use of Proceeds” in this prospectus supplement.

Risk Factors	An investment in our common stock involves a high degree of risk. Please refer to “Risk Factors” in this prospectus supplement and other information included or incorporated by reference in this prospectus supplement or the accompanying prospectus for a discussion of factors you should carefully consider before investing in our common stock.

NASDAQ	Our common stock is listed on the NASDAQ Global Select Market under the symbol “AFFX.”

RISK FACTORS

Any investment in our common stock involves a high degree of risk. You should consider the risks described below carefully and all of the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding whether to purchase our common stock. The risks and uncertainties described below are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the events or circumstances described in the following risk factors actually occur, our business, financial condition and results of operations would suffer. In that event, the price of our common stock could decline, and you may lose all or part of your investment. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Forward-Looking Statements.”

Risks Related to this Offering and Our Common Stock

Resales of our common stock in the public market following the offering may cause its market price to fall.

We will issue common stock from time to time in connection with this offering. This issuance from time to time of these new shares of our common stock, or our ability to issue these shares of common stock in this offering, could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings. If our stockholders sell substantial amounts of our common stock in the public market following this offering, the market price of our common stock could fall.

If you purchase the common stock sold in this offering, you will experience immediate dilution as a result of this offering and future equity issuances.

Because the price per share of our common stock being offered may be higher than the book value per share of our common stock, you may suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. The issuance of additional shares of our common stock in future offerings could be dilutive to stockholders if they do not invest in future offerings. Moreover, to the extent that we issue options or warrants to purchase, or securities convertible into or exchangeable for, shares of our common stock in the future and those options, warrants or other securities are exercised, converted or exchanged, stockholders may experience further dilution.

We have broad discretion in the use of the net proceeds of this offering and, despite our efforts, we may use the proceeds in a manner that does not improve our operating results or increase the value of your investment.

We currently anticipate that the net proceeds from this offering, if any, will be used for working capital and general corporate purposes. However, we have not determined the specific use of the net proceeds from this offering. Our management will have broad discretion over the use and investment of the net proceeds from this offering, and, accordingly, investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds, with only limited information concerning our specific intentions. These proceeds could be applied in ways that do not improve our operating results or increase the value of your investment.

Risks Related to Our Common Stock

The price of our common stock historically has been volatile. This volatility may affect the price at which you could resell our common stock, and the sale of substantial amounts of our common stock could adversely affect the price of our common stock.

The market price for our common stock has varied between a high of $9.78 on November 12, 2014, and a low of $3.01 on November 16, 2012 during the period from January 1, 2012 to November 17, 2014. Our stock price is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors, including those listed in or incorporated by reference in this “Risk Factors” section and other, unknown factors. Our stock price also may be affected by comments by securities analysts regarding our business or prospects, our issuance of common stock or other equity securities, our inability to meet analysts’ expectations, general fluctuations in the stock market or in the stock prices of our industry peers or our customers and general conditions and publicity regarding the genomics, biotechnology, pharmaceutical or life science industries. This volatility may affect the price at which you could sell the our common stock.

In addition, the sale of substantial amounts of our common stock could adversely impact its price. As of September 30, 2014, we had outstanding approximately 73.6 million shares of our common stock and options to purchase approximately 4.5 million shares of our common stock (of which approximately 2.8 million were exercisable as of that date). We also had outstanding approximately 3.7 million shares underlying restricted stock awards and restricted stock units as of September 30, 2014. As of September 30, 2014, we also had outstanding $105.0 million aggregate principal amount of 4.00% Notes, that were convertible into 17,857,143 shares of our common stock. We have reserved a total of approximately 4.7 million shares of our common stock for future issuance under our equity incentive and stock purchase plans. The sale or the availability for sale of a large number of shares of our common stock in the public market could cause the price of our common stock to decline.

Volatility in the stock price of other companies often has led to securities class action litigation against those companies. Any future securities litigation against us could result in substantial costs and divert management’s attention and resources, which could seriously harm our business, financial condition and results of operations.

Our quarterly results have historically fluctuated significantly and may continue to do so. Failure to meet financial expectations may disappoint securities analysts or investors and result in a decline in our stock price.

Our revenue and operating results may fluctuate significantly due, in part, to factors that are beyond our control and which we cannot predict. The timing of our customers’ orders may fluctuate from quarter to quarter. Historically, we have experienced customer ordering patterns for instrumentation and consumables in which the majority of the shipments occur in the last month of the quarter. These ordering patterns limit management’s ability to accurately forecast our future revenue or product mix. Additionally, license revenue may also be unpredictable and fluctuates due to the timing of payments of non-recurring licensing fees. Because our expenses are largely fixed in the short to medium term, any material shortfall in revenue may cause us to experience material losses.

Because of this difficulty in predicting future performance, our operating results may fall below our own expectations and the expectations of securities analysts or investors in some future quarter or quarters. Our failure in the past to meet these expectations has adversely affected the market price of our common stock and may continue to do so.

Numerous additional factors could cause our operating results to fluctuate, including:

•	competition;

•	our inability to produce products in sufficient quantities and with appropriate quality;

•	the frequency of experiments conducted by our customers;

•	our customers’ inventory of products;

•	the receipt of relatively large orders with short lead times; and

•	our customers’ expectations as to how long it takes us to fill future orders.

In addition, integrating operations, financial and other systems of any acquired businesses may compound the difficulty of predicting our future performance, for example by decreasing our ability to forecast customer demand and manage our inventory levels or by increasing the potential for write-offs and charges, and may therefore increase the fluctuation of our operating results.

Delaware law and our charter documents may impede or discourage a takeover, which could cause the market price of our common stock to decline.

We are a Delaware corporation, and the anti-takeover provisions of Delaware law impose various impediments to the ability of a third party to acquire control of us, even if a change in control would be beneficial to our existing stockholders. Our charter and bylaws contain provisions relating to issuance of preferred stock, limitations on written consents, special meetings of stockholders and advance notification procedures for stockholder proposals. In addition, we are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, unless certain conditions are met.

These and other provisions of our charter documents and Delaware law could prevent or deter mergers, takeovers or other business combinations involving us, discourage potential acquirers from making tender offers for our common stock, or discourage proxy contests for changes in our management, any of which, under certain circumstances, could depress the market price of our common stock.

USE OF PROCEEDS

The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under, or fully utilize, the sales agreement with Cantor Fitzgerald & Co. as a source of financing.

We intend to use the net proceeds from the sale of our common stock pursuant to the sales agreement, if any, for working capital and general corporate purposes, which may include acquisitions and investments.

MARKET FOR OUR COMMON STOCK AND DIVIDENDS

Our common stock is quoted on the NASDAQ Global Select Market under the symbol “AFFX.” The following table sets forth on a per share basis the low and high closing sale prices of our common stock as reported by the NASDAQ Global Select Market since January 1, 2014.

	Low	High
2012:
First Quarter	$4.11	$5.21
Second Quarter	3.99	5.39
Third Quarter	3.60	4.69
Fourth Quarter	3.01	4.35

2013:
First Quarter	$3.28	$4.74
Second Quarter	3.30	4.73
Third Quarter	3.78	6.30
Fourth Quarter	6.35	8.85

2014:
First Quarter	$6.65	$9.50
Second Quarter	6.37	9.42
Third Quarter	7.98	9.36
Fourth Quarter (through November 17, 2014)	7.10	9.78

As of October 27, 2014, we had 73,583,589 shares of our common stock issued and outstanding held by approximately 248 registered holders, one of which is Cede & Co., a nominee for Depositary Trust Company (“DTC”). All of the shares of common stock held by brokerage firms, banks and other financial institutions as nominees for beneficial owners are deposited into participant accounts at DTC and therefore are considered to be held of record by Cede & Co. as one stockholder.

No cash dividends have been paid on our common stock. We currently intend to retain all future earnings, if any, for use in our business and do not anticipate paying cash dividends on our common stock in the foreseeable future.

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES FOR NON-U.S. HOLDERS OF COMMON STOCK

The following are the material U.S. federal income and estate tax consequences of the ownership and disposition of our common stock by a beneficial owner that is a “Non-U.S. Holder,” other than a Non-U.S. Holder that owns, or has owned, actually or constructively, more than 5% of our common stock or a Non-U.S. Holder that has received our common stock as compensation for services. A “Non-U.S. Holder” is a person or entity that, for U.S. federal income tax purposes, is a:

•	non-resident alien individual, other than certain former citizens and residents of the United States subject to tax as expatriates;

•	foreign corporation; or

•	foreign estate or trust.

A “Non-U.S. Holder” does not include a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of disposition of our common stock. Such an individual is urged to consult his or her own tax adviser regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of our common stock.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding our common stock and partners in such partnerships are urged to consult their tax advisers as to particular U.S. federal income tax consequences to them of holding and disposing of our common stock.

This discussion is based on the Internal Revenue Code of 1986, as amended, or the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address all aspects of U.S. federal income taxation (including the Medicare contribution tax on net investment income) and estate taxation that may be relevant to a Non-U.S. Holder in light of its particular circumstances and does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction. Prospective holders are urged to consult their tax advisers with respect to the particular tax consequences to them of owning and disposing of our common stock, including the consequences under the laws of any state, local or foreign jurisdiction.

Dividends

As discussed above in the section captioned “Market for Our Common Stock and Dividends,” we do not currently expect to make distributions on our common stock. In the event that we do make distributions of cash or other property, those distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and accumulated earnings and profits, they will constitute a return of capital and will first reduce the Non-U.S. Holder’s basis in our common stock, but not below zero, and then will be treated as gain from the sale of our common stock. Dividends paid to a Non-U.S. Holder of our common stock generally will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty (subject to the discussion below under “—FATCA”). In order to obtain a reduced rate of withholding, a Non-U.S. Holder will be required to provide an Internal Revenue Service Form W-8BEN, Form W-8BEN-E or other appropriate form certifying its entitlement to benefits under a treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding paragraph, will generally be taxed in the same manner as a U.S. person, except that the Non-U.S. Holder will generally be required to provide a properly executed Internal Revenue Service Form W-8ECI in order to claim an exemption from withholding tax. A non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Gain on Disposition of Our Common Stock

Subject to the discussion below under “—FATCA,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on gain realized on a sale or other disposition of our common stock unless:

•	the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States (subject to an applicable income tax treaty providing otherwise); or

•

we are or have been a United States real property holding corporation, as defined in the Code, at any time within the five-year period preceding the disposition or the Non-U.S. Holder’s holding period, whichever period is shorter, and our common stock has ceased to be traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs. We believe that we are not, and do not anticipate becoming, a U.S. real property holding corporation.

If a Non-U.S. Holder is engaged in a trade or business in the United States and gain recognized by the Non-U.S. Holder on a sale or other disposition of our common stock is effectively connected with the conduct of such trade or business, the Non-U.S. Holder will generally be taxed in the same manner as a U.S. person, subject to an applicable income tax treaty providing otherwise. Such Non-U.S. Holders are urged to consult their own tax advisers with respect to the U.S. tax consequences of the ownership and disposition of our common stock, including the possible imposition of a branch profits tax at a rate of 30% (or lower treaty rate).

Information Reporting Requirements and Backup Withholding

Information returns will be filed with the Internal Revenue Service (the “IRS”) in connection with payments of dividends on our common stock. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in the Non-U.S. Holder’s country of residence. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of our common stock and the Non-U.S. Holder may be subject to U.S. backup withholding on dividend payments on our common stock or on the proceeds from a sale or other disposition of our common stock. The Non-U.S. Holder’s provision of a properly completed IRS Form W-8BEN (or Form W-8BEN-E) certifying its non-U.S. status will satisfy the certification requirements necessary to avoid backup withholding. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Provisions commonly referred to as “FATCA” require withholding at a rate of 30% on payments to certain foreign entities of dividends on and, for dispositions after December 31, 2016, the gross proceeds of dispositions of our common stock, unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied or the entity otherwise qualifies for an exemption. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Non-U.S. Holders should consult their tax advisers regarding the effects of FATCA on their investment in our common stock.

Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty exemption, our common stock will be treated as U.S. situs property subject to U.S. federal estate tax.

PLAN OF DISTRIBUTION

We have entered into a sales agreement with Cantor Fitzgerald & Co. under which we may issue and sell from time to time shares of our common stock through Cantor Fitzgerald & Co. as our sales agent. We may issue and sell shares of our common stock having an aggregate offering price of up to $50,000,000 through this prospectus supplement. Sales of our shares of common stock, if any, will be made by means of ordinary brokers’ transactions on the NASDAQ Global Select Market at market prices. As our sales agent, Cantor Fitzgerald & Co. will not engage in any transactions that stabilize our common stock.

Upon delivery of a placement notice and subject to the terms and conditions of the sales agreement, Cantor Fitzgerald & Co. may sell our common stock by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the NASDAQ Global Select Market, on any other existing trading market for our common stock or to or through a market maker. Cantor may also sell our common stock by any other method permitted by law, including in privately negotiated transactions. We will designate the maximum amount of our common stock to be sold through Cantor Fitzgerald & Co. on a daily basis or otherwise determine such maximum amount together with Cantor Fitzgerald & Co. Subject to the terms and conditions of the sales agreement, Cantor Fitzgerald & Co. will use its commercially reasonable efforts as the sales agent, consistent with its sales and trading practices, to sell on our behalf all of the designated shares of our common stock. We may instruct Cantor Fitzgerald & Co. not to sell our common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We may suspend the offering of our common stock under the sales agreement by notifying Cantor Fitzgerald & Co. Cantor Fitzgerald & Co. may suspend the offering of our common stock under the agreement by notifying us of such suspension.

Cantor Fitzgerald & Co. will receive from us a commission equal to 3% of the gross sales price per share for any shares sold through it as our sales agent under the sales agreement. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such shares. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Cantor Fitzgerald & Co. for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $50,000.

Cantor Fitzgerald & Co. will provide written confirmation to us following the close of trading on the NASDAQ Global Select Market each day on which shares of our common stock are sold by it for us under the sales agreement. Each confirmation will include the number of shares sold on that day, the gross sales price per share and the net proceeds to us.

Settlement for sales of our common stock will occur, unless the parties agree otherwise, on the third business day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Cantor may agree upon. Under the terms of the sales agreement, we also may sell shares of common stock to Cantor Fitzgerald & Co., as principal for its own account, at a price agreed upon at the time of sale. If we sell shares to Cantor Fitzgerald & Co. as principal, we will enter into a separate terms agreement with Cantor Fitzgerald & Co., and we will describe such agreement in a separate prospectus supplement or pricing supplement.

We will report in a prospectus supplement and/or our Exchange Act filings at least quarterly the number of shares of our common stock sold through Cantor Fitzgerald & Co. under the sales agreement, the net proceeds to us and the compensation paid by us to Cantor Fitzgerald & Co. in connection with the sales of our common stock.

In connection with the sale of our common stock on our behalf, Cantor Fitzgerald & Co. will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Cantor Fitzgerald & Co. will be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to Cantor Fitzgerald & Co. against certain civil liabilities, including liabilities under the Securities Act.

Cantor Fitzgerald & Co. and its affiliates may in the future provide investment banking, commercial banking and other financial services for us in the ordinary course of business. Cantor Fitzgerald & Co. and its affiliates may also have counterparty trading relationships with us.

The offering of our common stock pursuant to the sales agreement will terminate upon the earlier of (i) the sale of shares having an aggregate offering price of $50,000,000 pursuant to the sales agreement, (ii) the termination of the sales agreement by us or by Cantor Fitzgerald & Co. at any time with five days prior notice or (iii) November 30, 2015.

We estimate that the total expenses of the offering payable by us, excluding discounts and commissions payable to Cantor Fitzgerald & Co. under the sales agreement, will be approximately $275,000.

This prospectus supplement in electronic format may be made available on a website maintained by Cantor Fitzgerald & Co., and Cantor Fitzgerald & Co. may distribute this prospectus supplement and the accompanying base prospectus electronically.

LEGAL MATTERS

Certain legal matters will be passed upon for Affymetrix by Davis Polk & Wardwell LLP, Menlo Park, California. The underwriters have been represented by Latham & Watkins LLP, San Diego, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2013, and the effectiveness of our internal control over financial reporting as of December 31, 2013, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement to which this prospectus supplement relates and the exhibits and schedules thereto.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus supplement and prior to the termination of the offering under this prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(a)	Annual Report on Form 10-K for the year ended December 31, 2013;

(b)	Definitive Proxy Statement on Schedule 14A filed with the SEC on April 23, 2014 to the extent incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2013;

(c)	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 20, 2014 and September 30, 2014;

(d)	Current Reports on Form 8-K filed on January 9, 2014, June 5, 2014, June 25, 2014 and July 31, 2014;

(e)	Specialized Disclosure Report on Form SD filed on May 12, 2014; and

(f)	The description of our common stock contained in the Registration Statement on Form 8-A filed with the SEC on April 16, 1996.

Any statements contained in a previously filed document incorporated by reference into this prospectus supplement is deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or the accompanying prospectus or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

You may request, and we will provide you with, a copy of these filings at no cost, by calling us at (408) 731-5000 or by writing to us at the following address: Affymetrix, Inc., 3420 Central Expressway, Santa Clara, CA 95051.

PROSPECTUS

$200,000,000

Affymetrix, Inc.

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

PURCHASE CONTRACTS

UNITS

We may offer and issue shares of common stock and preferred stock, debt securities, warrants, purchase contracts and units, and we may offer and sell these securities from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which we will offer them. Specific terms of these securities will be provided in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which we will offer these securities and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement carefully before you invest.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell these securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “AFFX.” On May 31, 2012, the closing price of our common stock was $4.74 per share. We have not yet determined whether the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed.

Investing in these securities involves certain risks. See the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, which are incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 14, 2012

We have not authorized anyone to provide any information or to make any representation other than those contained or incorporated by reference in this prospectus or any prospectus supplement or free writing prospectus we have prepared or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in or incorporated by reference in this prospectus or any prospectus supplement or free writing prospectus is current only as of its respective date.

Unless expressly stated or the context otherwise requires, the terms “we,” “our,” “us,” “the company” and “Affymetrix” refer to Affymetrix, Inc., a Delaware corporation, and its consolidated subsidiaries.

AFFYMETRIX, INC.

Our Business

We develop, manufacture and sell products and services for genetic analysis to the life science research and clinical healthcare markets. Researchers around the world use our technology to better understand the role that genes play in disease, the effectiveness and safety of therapies and many other biological factors that affect human well-being. We sell our products to some of the world’s largest pharmaceutical, diagnostic and biotechnology companies, as well as leading academic, government and not-for profit research institutions. Approximately 25,000 peer-reviewed papers have been published based on work using our products. We have almost 900 employees worldwide and maintain sales and distribution operations across the United States, Europe, Latin America and Asia.

We were incorporated in California in 1992 and reincorporated in Delaware in 1998. Our principal executive offices are located at 3420 Central Expressway, Santa Clara, CA 95051. Our telephone number is (408) 731-5000. We maintain a website at www.affymetrix.com where general information about us is available. Investors can obtain copies of our filings with the Securities and Exchange Commission (“SEC”) from this site free of charge, as well as from the SEC website at www.sec.gov. We are not incorporating the contents of our website into this prospectus.

About this Prospectus

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time up to a total dollar amount of $200,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

Risk Factors

You should carefully consider all of the information in this prospectus and, in particular, you should evaluate the specific risk factors incorporated by reference herein and included or incorporated by reference in any applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (i) on or after the date of this prospectus and prior to the termination of the offering under this prospectus and any prospectus supplement and (ii) after the date of the filing of this registration statement and prior to its effectiveness (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules).

(a)	Annual Report on Form 10-K for the year ended December 31, 2011;

(b)	Definitive Proxy Statement on Schedule 14A filed with the SEC on March 30, 2012 to the extent incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2011;

(c)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2012;

(d)	Current Reports on Form 8-K filed on January 10, 2012, January 25, 2012, February 3, 2012, February 8, 2012, March 6, 2012, May 3, 2012, May 4, 2012, May 7, 2012, May 14, 2012 and May 30, 2012; and

(e)	The description of our common stock contained in the Registration Statement on Form 8-A filed with the SEC on April 16, 1996.

Any statement in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent a statement contained in this or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement. Any statement so modified or superseded will be not deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, and we will provide you with, a copy of these filings at no cost, by calling us at (408) 731-5000 or by writing to us at the following address:

Affymetrix, Inc.

3420 Central Expressway

Santa Clara, CA 95051

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein and therein, contain forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “could,” “would,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “targets,” “estimates,” “looks for,” “looks to” “should,” “expects,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. Such statements are based on our current expectations. Actual results or business conditions may differ materially from those projected or suggested in such forward-looking statements as a result of various factors, including, but not limited to, risk relating to our ability to consummate the acquisition of eBioscience under the terms of the amended merger agreement and our ability to successfully integrate and realize the anticipated benefits of the acquisition; the risk that we will not obtain additional financing contemplated in the amended merger agreement on adequate terms, or at all; risks associated with our ability to offer new products and technologies; our capacity to identify and capitalize upon emerging market opportunities; market acceptance of our products versus those of our competitors; uncertainties related to cost and pricing of Affymetrix products; fluctuations in overall capital spending in the academic and biotechnology sectors; changes in government funding policies; our dependence on collaborative partners; the size and structure of our current sales, technology and technical support organizations; uncertainties relating to our suppliers and manufacturing processes; our ability to achieve and sustain higher levels of revenue, improved gross margins and reduced operating expenses; personnel retention; global credit and financial market conditions; uncertainties relating to Federal and Drug Administration and other regulatory approvals; risks relating to intellectual property of others and the uncertainties of patent protection and litigation; volatility of the market price of our common stock; unpredictable fluctuations in quarterly revenues; the risk factors incorporated by reference under Part I, Item 1A of our Quarterly Report on Form 10-Q for the three months ended March 31, 2012 and Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2011; and other factors described elsewhere in this prospectus or in our current and future filings with the SEC.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or risks. New information, future events or risks may cause the forward-looking events we discuss in this prospectus not to occur. You should consider any forward-looking statements in light of this explanation, and we caution you about relying on forward-looking statements.

RISK FACTORS

Investment in our securities involves a high degree of risk. You should consider carefully the risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q filed with the SEC, both of which are incorporated herein by reference in their entirety, as well as other information in this prospectus and any prospectus supplement before purchasing any of our securities. Each of these risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities that we may offer from time to time under this prospectus and any applicable prospectus supplement or free writing prospectus to pay a portion of the purchase price for our pending acquisition of eBioscience and to use any remainder for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities. We may also invest the proceeds in certificates of deposit, United States government securities or certain other interest-bearing securities. If we decide to use the net proceeds from a particular offering of securities for a specific purpose other than as set forth above, we will describe that in the related prospectus supplement.

DIVIDEND POLICY

We have never paid cash dividends on our common stock. We currently intend to retain all future earnings, if any, for use in our business and do not anticipate paying any cash dividends on our common stock in the foreseeable future.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratio of earnings to fixed charges for the periods indicated. The ratio of earnings to fixed charges is computed by dividing fixed charges into earnings before income taxes plus fixed charges. Fixed charges consist of interest expense and that portion of net rental expense deemed representative of interest. We do not have any shares of preferred stock outstanding, so our ratio of earnings to fixed charges and preferred stock dividends for any given period is equivalent to our ratio of earnings to fixed charges.

	Three Months Ended	Year Ended December 31,
	March 31, 2012	2011	2010	2009	2008	2007
Ratio of earnings to fixed charges	—	—	—	—	—	5.16
Deficiency of earnings to cover fixed charges (in thousands)	$4,360	$25,680	$8,229	$22,941	$242,012	—

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 200,000,000 shares of our common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share.

The following descriptions are summaries of the material terms of our restated certificate of incorporation and bylaws. Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, our restated certificate of incorporation and bylaws, copies of which are filed with the Securities and Exchange Commission.

Common stock

As of May 24, 2012, there were 70,627,084 shares of our common stock outstanding.

Voting. The holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of our common stock are not authorized by our certificate of incorporation to cumulate votes for the election of directors. A nominee for director is elected to the board if votes cast for such nominee exceed votes cast against such nominee’s election; provided, however, if the number of nominees exceeds the number of directors to be elected, the directors are elected by a plurality of the shares present in person or represented by proxy and entitled to vote.

Dividends. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available therefor.

Liquidation, Dissolution and Winding-up. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

Preemptive Rights, Conversion and Redemption. Our common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

Undesignated preferred stock

Our board of directors has the authority to issue preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Affymetrix without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock. Our certificate of incorporation and related certificate of designation designate 1,634,522 shares of preferred stock as Series AA preferred stock.

Series AA preferred stock

As of May 24, 2012, there were no shares of Series AA preferred stock outstanding.

Voting. The holders of our Series AA preferred stock shall have full voting rights and powers equal to the voting rights and powers of the holders of common stock and shall be entitled to vote together with the holders of common stock. The holders of our Series AA preferred stock are entitled to one vote for each share of common stock into which such Series AA preferred stock is convertible.

Dividends. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of our Series AA preferred stock are entitled to receive cash dividends prior and in preference to any declaration or payment of any dividend on our common stock, at the rate per share of $1.99 payable per annum, in two equal installments on June 30 and December 31 of each year. Such dividends are cumulative. In addition, holders of our Series AA preferred stock are entitled to receive an amount equal to any dividend paid on our common stock. Such dividends are not cumulative.

Liquidation, Dissolution and Winding-up. In the event of our liquidation, dissolution or winding-up, the holders of our Series AA preferred stock are entitled to receive, prior and in preference to any distribution of any of our assets to holders of our common stock, an amount per share equal to the sum of (i) $30.59 for each outstanding share of Series AA Preferred Stock, (ii) accrued and unpaid dividends and (iii) a per share amount equal to the difference obtained by subtracting (A) the product of 10% of the annual per share dividend multiplied by a fraction, the numerator of which is the number of days elapsed since the date upon which the first share of Series AA preferred stock was first issued and the denominator of which is 365 from (B) the annual per share dividend (the “Liquidation Preference”).

Conversion. Each share of Series AA preferred stock is convertible, at the option of the holder, into common stock. In addition, the holders of a majority of our Series AA preferred stock may consent to the conversion of all Series AA preferred stock. In either such case, the initial conversion price is $39.77 per share, subject to adjustment.

Redemption. We may redeem the Series AA preferred stock at any time for cash in an amount equal to the Liquidation Preference set forth above. A majority of holders of our Series AA preferred stock may request that we redeem their shares for cash in an amount equal to $30.59 per share plus accrued and unpaid dividends.

Preemptive Rights. The Series AA preferred stock has no preemptive rights or other subscription rights.

Anti-takeover effects of Delaware law

We are subject to the “business combination” provisions of Section 203 of the Delaware General Corporation Law. In general, such provisions prohibit a publicly held Delaware corporation from engaging in various “business combination” transactions with any interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless

•	the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•

on or subsequent to such date the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status, did own) 15% or more of a corporation’s voting stock.

The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Advance notice of proposals and nominations

Our bylaws establish advance notice procedures for stockholder proposals and nominations of candidates for election as directors.

Limits on written consents

Our certificate of incorporation provides that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting and may not be effected by any consent in writing by such stockholders.

Limits on special meetings

Our bylaws provide that special meetings of stockholders may be called at the request of the board of directors, the chairman of the board of directors or our president.

Transfer agent and registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

NASDAQ listing

Our common stock is listed on The NASDAQ Global Select Market under the symbol “AFFX.”

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of the debt securities. The debt securities may be issued from time to time in one or more series pursuant to, in the case of senior debt securities, a senior indenture, and in the case of subordinated debt securities, a subordinated indenture, in each case to be entered into between Affymetrix, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (the “trustee”), or pursuant to a board resolution and set forth in an officer’s certificate or supplemental indenture to the relevant indenture. The senior indenture and the subordinated indenture are referred to herein as the “indentures.” The terms of the debt securities will include those set forth in the applicable indenture (as supplemented by any relevant officer’s certificate or supplemental indenture) and those made a part thereof by the Trust Indenture Act of 1939, as amended. When we offer to sell a particular series of debt securities, we will describe the specific terms for the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

Because the following is only a summary of selected provisions of the indentures and the debt securities, it does not contain all information that may be important to you. This summary is not complete and is qualified in its entirety by reference to the indentures and any supplemental indentures thereto or officer’s certificate or board resolution related thereto. We urge you to read the indentures because the indentures, not this description, define the rights of the holders of the debt securities. The senior indenture and the subordinated indenture will be substantially in the forms included as exhibits to the registration statement of which this prospectus is a part.

As used in this “Description of Debt Securities,” the terms “we,” “our,” “us,” “the company” and “Affymetrix” refer to Affymetrix, Inc., a Delaware corporation, and do not, unless otherwise specified, include our subsidiaries.

General

The indentures will not limit the amount of debt securities which we may issue. We have the right to “reopen” a previous issue of a series of debt securities by issuing additional debt securities of such series. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. Our secured debt, if any, will be effectively senior to the senior debt securities to the extent of the value of the assets securing such debt. The subordinated debt securities will be subordinate and junior in right of payment to all of our present and future senior indebtedness to the extent and in the manner described in the prospectus supplement and as set forth in the board resolution, officer’s certificate or supplemental indenture relating to such offering. The debt securities will be exclusively our obligations and not of our subsidiaries and therefore the debt securities will be structurally subordinate to the debt and other liabilities (including trade payables) of any of our subsidiaries. The prospectus supplement will describe the terms of any debt securities being offered, including:

•	the title;

•	any limit upon the aggregate principal amount;

•	the date or dates on which the principal is payable;

•	the rate or rates at which the debt securities shall bear interest, if any, or the method by which such rate shall be determined;

•	the date or dates from which interest shall accrue;

•	the date or dates on which interest shall be payable;

•	the record dates for the determination of holders to whom interest is payable;

•	the right, if any, to extend the interest payment periods and the duration of such extension;

•	the place or places where the principal of and any interest shall be payable;

•	the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities may be redeemed, pursuant to any sinking fund or otherwise;

•	our obligation, if any, to redeem, purchase or repay the debt securities pursuant to any sinking fund or otherwise or at the option of a holder thereof;

•

if applicable, the price or prices at which and the period or periods within which and the terms and conditions upon which the debt securities shall be redeemed, purchased or repaid, in whole or in part;

•	if other than denominations of $2,000 and any multiple of $1,000 in excess thereof, the denominations in which the debt securities of the series shall be issuable;

•

the percentage of the principal amount at which the debt securities will be issued and, if other than the principal amount thereof, the portion of such principal amount which shall be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

•	the terms, if any, pursuant to which any debt securities will be subordinate to any of our other debt;

•

whether the debt securities are issuable under Rule 144A or Regulation S and, in such case, any provisions unique to such form of issuance including any transfer restrictions or exchange and registration rights;

•	any and all other terms of the series including any terms which may be required by or advisable under U.S. law or regulations or advisable in connection with the marketing of the debt securities;

•	whether the debt securities are issuable as global securities or definitive certificates and, in such case, the identity for the depositary;

•	any deletion from, modification of or addition to the events of default or covenants;

•	any provisions granting special rights to holders when a specified event occurs;

•

whether and under what circumstances we will pay additional amounts on the debt securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted;

•	any special tax implications of the debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

•	any guarantor or co-issuers;

•	any special interest premium or other premium;

•

whether the debt securities are convertible or exchangeable into common stock or other of our equity securities and the terms and conditions upon which such conversion or exchange shall be effected; and

•	the currency in which payments shall be made, if other than U.S. dollars.

We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than the payment of interest accruing prior to the issue date of such further debt securities or except for the first payment of interest following the issue date of such further debt securities); provided that if such additional debt securities are not fungible with the initial debt securities of such series offered hereby for U.S. federal income tax purposes, such additional debt securities will have a separate CUSIP number.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for our other securities or property. The terms and conditions of conversion or exchange will be set forth in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding the ability of us or the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption or required repurchase of the debt securities.

Events of Default

When we use the term “Event of Default” in the indentures with respect to the debt securities of any series, here are some examples of what we mean:

(1) default in paying interest on the debt securities when it becomes due and the default continues for a period of 30 days or more;

(2) default in paying principal, or premium, or sinking fund installment, if any, on the debt securities when due;

(3) default in the performance, or breach, of any covenant in the indenture (other than defaults specified in clause (1) or (2) above) and the default or breach continues for a period of 90 days or more after we receive written notice from the trustee or the trustee receives notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of all series of senior debt securities or subordinated debt securities, as the case may be, that are affected (voting together as a single class);

(4) certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to us has occurred; or

(5) any other Events of Default set forth in a prospectus supplement relating to such series of debt securities.

If an Event of Default (other than an Event of Default specified in clause (4)) under the applicable indenture occurs with respect to the debt securities of any series and is continuing, then the trustee may and, at the direction of the holders of at least 25% in aggregate principal amount of the outstanding debt securities of all such affected series (voting together as a single class), will by written notice, require us to repay immediately the entire principal amount of the outstanding debt securities of all such affected series, together with all accrued and unpaid interest and premium, if any.

If an Event of Default under the applicable indenture specified in clause (4) occurs and is continuing, then the entire principal amount of the outstanding debt securities issued and outstanding under such indenture will automatically become due immediately and payable without any declaration or other act on the part of the trustee or any holder.

After a declaration of acceleration or any automatic acceleration under clause (4) described above under either indenture, the holders of a majority in principal amount of outstanding debt securities of all series of senior debt securities or subordinated debt securities, as the case may be, that are affected (voting together as a single class) may rescind this accelerated payment requirement if all existing Events of Default, except for nonpayment of the principal and interest on the debt securities of those series that has become due solely as a result of the accelerated payment requirement, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree. The holders of a majority in principal amount of outstanding debt securities of all series of senior debt securities or subordinated debt securities, as the case may be, that are affected (voting together as a single class) also have the right to waive past defaults, except a default in paying principal or interest on any outstanding debt security, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the debt securities of each such series.

Holders of at least 25% in principal amount of outstanding debt securities of all series of senior debt securities or subordinated debt securities, as the case may be, that are affected (voting together as a single class) may seek to institute a proceeding only after they have made written request, and offered indemnity as the trustee may reasonably require, to the trustee to institute a proceeding and the trustee has failed to do so within 60 days after it received this notice. In addition, within this 60-day period the trustee must not have received directions inconsistent with this written request by holders of a majority in principal amount of the outstanding debt securities of all such series affected under the applicable indenture (voting together as a single class). These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of principal, interest or any premium (or, in the case of convertible debt securities, for the payment or delivery of the consideration due upon conversion) on or after the due dates for such payment or delivery.

During the existence of an Event of Default of which a responsible officer of the trustee has actual knowledge or has received written notice from us or any holder of the senior debt securities or the subordinated debt securities, as the case may be, the trustee is required to exercise the rights and powers vested in it under the applicable indenture and use the same degree of care and skill in its exercise as a prudent person would under the circumstances in the conduct of that person’s own affairs. If an Event of Default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders of such debt securities unless the holders have offered to the trustee security or indemnity as the trustee may reasonably require. Subject to certain provisions, the holders of a majority in principal amount of the outstanding debt securities of all series of senior debt securities or subordinated debt securities, as the case may be, that are affected (voting together as a single class) have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the trustee under the applicable indenture.

The trustee will, within 60 days after any default occurs under the senior indenture or the subordinated indenture, as the case may be, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due (or a default in the payment or delivery of the consideration due upon conversion), the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

We are required to furnish to the trustee an annual statement as to compliance with all conditions and covenants under the indentures. We are also required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain defaults, their status and what action we are taking or propose to take in respect thereof.

Modification and Waiver

We and the trustee may amend or modify the indentures or the debt securities of any series without the consent of any holder of debt securities in order to:

•	establish the form or forms of debt securities of any series;

•	provide for uncertificated debt securities of any series in addition to or in place of certificated debt securities of the applicable series;

•	provide for the assumption by our successor, if any, to our obligations to holders of any outstanding debt securities of any series in compliance with the provisions of the applicable indenture;

•	add to our covenants or events of default for the benefit of the holders of the debt securities of a series or surrender any right or power conferred upon us under the applicable indenture;

•	evidence and provide for the acceptance of appointment by a successor trustee under the applicable indenture;

•	cure ambiguities, defects or inconsistencies;

•	secure the debt securities of any series;

•	provide for or add guarantors with respect to the debt securities of any series;

•	comply with any requirement of the SEC in connection with the qualification of either indenture under the Trust Indenture Act;

•

increase the applicable conversion rate in the case of convertible debt securities, provided such increase is in accordance with the terms of the applicable indenture or will not adversely affect the interests of the holders of such debt securities;

•

conform any provision in the applicable indenture to this “Description of Debt Securities” or the description of any debt securities issued thereunder to the description of such securities in the applicable prospectus supplement or term sheet setting forth the final terms of such debt securities;

•

supplement any of the provisions of the applicable indenture to such extent as shall be necessary to permit or facilitate the discharge of any series of debt securities issued thereunder, provided that such change or modification does not adversely affect the interests of the holders of such debt securities; or

•	make any other change that would not reasonably be expected to adversely affect the rights of any holder in any material respect.

Other amendments and modifications of the indentures or the debt securities may be made with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding debt securities of all series issued under the applicable indenture affected by the amendment or modification (voting together as a single class), and our compliance with any provision of the senior indenture or the subordinated indenture with respect to any series of debt securities may be waived by written notice to us and the trustee by the holders of a majority of the aggregate principal amount of the outstanding debt securities of all such series issued under the applicable indenture affected by the waiver (voting together as a single class). However, no modification or amendment to the senior indenture or the subordinated indenture may, without the consent of the holder of each outstanding senior debt security or subordinated debt security affected:

•	reduce the rate of or extend the stated time for payment of interest on any debt securities;

•	reduce the principal amount of, or extend the stated maturity, of any debt securities;

•	amend or modify the redemption or required repurchase provisions of the debt securities in any manner adverse to holders or reduce the price payable upon any such redemption or repurchase;

•	if the debt securities are convertible, make any change that impairs or adversely affects the conversion rights of any debt securities;

•	change the currency in which amounts on any debt securities are payable;

•	impair the right to institute suit for the enforcement of any payment on the debt securities;

•	reduce the quorum or voting requirements under the applicable indenture;

•	adversely affect the ranking of the debt securities of any series;

•	make any change in the amendment provisions that require each holder’s consent or in the waiver provisions of the applicable indenture;

•	reduce the percentage in aggregate principal amount of debt securities whose holders must consent to any modification of the applicable indenture; or

•	modify any of the subordination provisions or the definition of senior indebtedness applicable to any subordinated debt securities in a manner adverse to the holders of those securities;

Covenants

Principal and Interest

We covenant to pay the principal of and interest on the debt securities when due and in the manner provided in the indentures.

Consolidation, Merger or Sale of Assets

We will not consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of our assets to any person or persons in a single transaction or through a series of transactions, unless:

•

we shall be the continuing person or, if we are not the continuing person, the resulting, surviving or transferee person (the “surviving entity”) is (a) organized and existing under the laws of the United States or any State or territory or (b) organized under the laws of a jurisdiction outside the United States and has a class of common stock (including ordinary shares or American depository shares) traded on a national securities exchange in the United States;

•

the surviving entity will expressly assume all of our obligations under the applicable indenture and the debt securities issued thereunder, and will, if required by law to effectuate the assumption, execute a supplemental indenture to such indenture, in a form satisfactory to the trustee, which will be delivered to the trustee;

•	immediately after giving effect to such transaction or series of transactions on a pro forma basis, no default has occurred and is continuing under the applicable indenture; and

•

we or the surviving entity will have delivered to the trustee an officer’s certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with this covenant and that all conditions precedent in the applicable indenture relating to the transaction or series of transactions have been satisfied.

If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all our assets occurs in accordance with the applicable indenture, the successor person will succeed to, and be substituted for, and may exercise every right and power of ours under such indenture with the same effect as if such successor person had been named in our place in such indenture. We will (except in the case of a lease) be discharged from all obligations and covenants under such indenture and any debt securities issued thereunder.

Existence

Except as permitted under “—Consolidation, Merger and Sale of Assets,” the indentures require us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises; provided, however, that we shall not be required to preserve any right or franchise if we determine that their preservation is no longer desirable in the conduct of business.

Satisfaction and Discharge

We may terminate our obligations under either the senior indenture or the subordinated indenture, when:

•	either:

•	all the debt securities of any series issued thereunder that have been authenticated and delivered have been accepted by the trustee for cancellation; or

•

all the debt securities of any series issued thereunder that have not been accepted by the trustee for cancellation have become due and payable or, except in the case of convertible debt securities, are by their terms to become due and payable within one year (a “discharge”), and (i) we have, except in the case of convertible debt securities, made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense and (ii) we have irrevocably deposited or caused to be deposited with the trustee sufficient funds (and securities, solely with respect to any conversion obligation, if applicable) to pay and discharge the entire indebtedness on the series of debt securities to pay principal, interest and any premium (or to pay or deliver the consideration due upon conversion);

•	we have paid or caused to be paid all other sums then due and payable under such indenture; and

•

we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent under such indenture relating to the satisfaction and discharge of the indenture have been complied with.

Unclaimed Funds

All funds deposited with the trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the debt securities under either the senior indenture or the subordinated indenture that remain unclaimed for two years after the maturity date of such debt securities will be repaid to us upon our request. Thereafter, any right of any noteholder to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Governing Law

The indentures and the debt securities for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

Subordination

The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we may not make any payment of principal of, or premium, if any, or interest on the subordinated debt securities. In addition, upon any payment or distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of, or premium, if any, and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The term “senior indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•

all of the indebtedness of that person for money borrowed, including any indebtedness secured by a mortgage or other lien which is (1) given to secure all or part of the purchase price of property subject to the mortgage or lien, whether given to the vendor of that property or to another lender, or (2) existing on property at the time that person acquires it;

•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

•	all of the lease obligations which are capitalized on the books of that person in accordance with generally accepted accounting principles as in effect on the date of the subordinated indenture;

•

all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•

all renewals, extensions or refinancings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, lease, renewal, extension or refinancing, the instrument or lease creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, lease, renewal, extension or refinancing is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute senior indebtedness for purposes of the subordinated indenture.

Concerning Our Relationship with the Trustee

We maintain ordinary banking relationships and credit facilities with affiliates of the trustee.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•

debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities.

FORMS OF SECURITIES

Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities and any payments to holders with respect to warrants or units represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Affymetrix, the trustee, any warrant agent, unit agent or any other agent of Affymetrix or agent of the trustee or agent of such warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders of that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary. In addition, we will issue securities in definitive form to a holder of a series of debt securities if an event of default has occurred with respect to such series of debt securities and such holder requests its debt securities be issued in definitive form.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in the following manner or any manner specified in a prospectus supplement:

•	directly to purchasers;

•	through agents;

•	through underwriters; and

•	through dealers.

The prospectus supplement will set forth the terms of the offering of such securities, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the initial public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act of 1933, as amended (the “Securities Act”), and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Any underwriter, agent or dealer utilized in the initial offering of any securities issued hereunder will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

VALIDITY OF SECURITIES

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Davis Polk & Wardwell LLP, Menlo Park, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2011, and the effectiveness of our internal control over financial reporting as of December 31, 2011, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

Ernst & Young LLP, independent auditors, has audited the consolidated financial statements as of December 31, 2010 and 2011 and for each of the three years in the period ended December 31, 2011 of eBioscience Holding Company, Inc. included in Affymetrix Inc.’s Current Report on Form 8-K dated May 30, 2012 as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. eBioscience Holding Company, Inc.’s consolidated financial statements as of December 31, 2010 and 2011 and for each of the three years in the period ended December 31, 2011 are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

Up to $50,000,000 of Shares

Common Stock

PROSPECTUS SUPPLEMENT

November 18, 2014